Exhibit 10.1
     The following summarizes the current compensation information regarding certain of the issuer’s executive officers. It is intended only to be a summary of existing arrangements and is not intended to provide any additional rights to any officer.
     On March 12, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Big 5 Sporting Goods Corporation (the “Company”) approved new annual base salaries (effective March 26, 2007) for the Company’s executive officers for fiscal 2007. The following table sets forth new annual base salaries for fiscal 2007 for the Company’s Chief Executive Officer, Chief Financial Officer, and each of the Company’s three other most highly compensated executive officers during the fiscal year ended December 31, 2006 (salary information for the two prior years is also included for comparison purposes):

NAME AND POSITION	FISCAL YEAR	ANNUAL SALARY

Steven G. Miller	2007	$463,000
Chairman of the Board, President and	2006	$443,000
Chief Executive Officer	2005	$433,000

Barry D. Emerson	2007	$315,000
Senior Vice President and Chief Financial	2006	$300,000
Officer	2005	$275,000

Thomas J. Schlauch	2007	$263,000
Senior Vice President, Buying	2006	$251,000
	2005	$243,000

Richard A. Johnson	2007	$237,000
Executive Vice President	2006	$225,000
	2005	$217,000

Gary S. Meade	2007	$202,000
Senior Vice President, General Counsel	2006	$190,000
and Secretary	2005	$177,000
     Also, on March 12, 2007, the Compensation Committee authorized the payment of an annual cash bonus to each of the foregoing executive officers in respect of the year ended December 31, 2006 (fiscal 2006), which amounts were as follows (bonuses previously paid for the prior two years are also shown for comparison purposes):

NAME	FISCAL YEAR	BONUS

Steven G. Miller	2006	$600,000
	2005	$415,000
	2004	$615,000

Thomas J. Schlauch	2006	$233,000
	2005	$200,000
	2004	$217,000

Richard A. Johnson	2006	$213,000
	2005	$180,000
	2004	$197,000

Barry D. Emerson	2006	$185,000
	2005	$100,000

Gary S. Meade	2006	$120,000
	2005	$100,000
	2004	$98,000